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                                                                      EXHIBIT 24


                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS THAT the undersigned directors and officers of McKesson HBOC, Inc., a Delaware corporation (the "Company") do hereby constitute and appoint Ivan D. Meyerson and Kristina Veaco his or her true and lawful attorney and agent, each with full power and authority (acting alone and without the other) to execute in the name and on behalf of the undersigned as such Director and/or Officer, a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, with respect to the registration of shares of the Company's Common Stock, par value $.01 per share, that may be issued by the Company under the 1998 Canadian Stock Incentive Plan, and to execute any and all amendments to such Registration Statement, whether filed prior or subsequent to the time such Registration Statement becomes effective. The undersigned hereby grants unto such attorneys and agents, and each of them, full power of substitution and revocation in the premises and hereby ratifies and confirms all that such attorneys and agents may do or cause to be done by virtue of these presents.


/s/Alfred C. Eckert III                     /s/Gerald E. Mayo
Director                                    Director

/s/Tully M. Friedman                        /s/James V. Napier
Director                                    Director

/s/William R. Graber                        /s/David S. Pottruck
Senior Vice President and Chief             Director
Financial Officer
                                            /s/ Carl E. Reichardt
/s/John H. Hammergren,                      Director
Co-President and
Co-Chief Executive Officer and Director     /s/ Alan Seelenfreund
                                            Chairman of the Board and Director

/s/Alton F. Irby III                         /s/Jane E. Shaw
Director                                    Director

/s/M. Christine Jacobs                      /s/Heidi E. Yodowitz
Director                                    Senior Vice President and Controller

/s/David L. Mahoney
Co-President and
Co-Chief Executive Officer and Director

Dated: May 10, 2000